UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): October 15, 2002


                           Commission File No. 0-11178


                           UTAH MEDICAL PRODUCTS, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)


                      UTAH                                 87-0342734
         -------------------------------              ------------------
         (State or other jurisdiction of              (I.R.S. Employer
         incorporation or organization)               Identification No.)


                               7043 South 300 West
                               Midvale, Utah 84047
                               -------------------
                     Address of principal executive offices


                 Registrant's telephone number: (801) 566-1200
                                                 --------------





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                              ITEM 5. OTHER EVENTS

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       On October 15, 2002 the Company announced, by press release, the following:

Utah Medical Products, Inc. (Nasdaq:UTMD) reports results for Third Quarter (3Q) 2002 that are accurate and meet the provisions of Generally Accepted Accounting Principles.

     In the 3Q 2002, UTMD achieved the following profitability records for a calendar quarter:

   Gross Profit Margin (gross profits/ sales):                     58.2%
   Operating Profit Margin (operating profits/ sales):             39.6%
   Net Profit Margin (profit after taxes/ sales):                  26.9%

The record profit margins were achieved from sales which grew 3% relative to 3Q 2001, UTMD's best increase in quarter over prior year's same quarter total revenues in the last three years. Due to lower expenses in every operating expense category, record GPM and higher sales, operating income dollars increased 16% in 3Q 2002 compared with 3Q 2001, and 13% for the first nine months (9YTD) of 2002 compared with 9YTD 2001.

UTMD's 3Q 2002 net income increased 23% to $1,883,000, compared to 3Q 2001 net income of $1,532,000. Several factors contributed to the disproportionate increase in net profits: 1) Nonoperating income up $35,600 because of the lack of any interest on bank debt in 3Q 2002, 2) a lower income tax rate this year due to litigation expenses which exceed the accrual rate, 3) an income tax benefit from exercises of employee options, and 4) a higher contribution to total income of Ireland operations which are taxed at a lower tax rate.

Earnings per share (eps) in 3Q 2002 also increased 23%, to $.36 compared to $.29 in 3Q 2001. The number of diluted outstanding shares used to calculate eps remained about the same compared to 3Q 2001 because the number of shares added for dilution from options as a result of exercises and a higher share price was offset by 203,900 shares repurchased by the Company during the last four calendar quarters. Eps for 9YTD of 2002 were $1.01 compared to 9YTD 2001 eps of $.85, a 19% increase in year-to-date eps.

UTMD concluded its nineteenth consecutive quarter of higher eps compared to the same quarter in the prior year, during which 4 3/4 year time span eps have grown at a compounded rate of 22% per year. Eps for the most recent four calendar quarters (LTM) were $1.30.

UTMD's earnings before interest and income tax expenses and before non-cash depreciation/amortization expenses (EBITDA), were $3,167,000 and $9,172,000 in 3Q and 9YTD 2002, compared to $3,015,000 and $8,857,000 in 3Q and 9YTD 2001, respectively. LTM EBITDA were $12,097,000. LTM EBITDA were 44% of sales.



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Changes in UTMD's Balance Sheet demonstrated a continued significant financial strengthening during 3Q 2002. In the presence of higher sales activity, accounts receivable, inventories, net fixed assets and liabilities all declined, while cash and stockholders' equity increased, even after using $1,732,000 in cash to repurchase 126,400 shares, which reduced net worth as well as cash balances. Financial ratios as of September 30, 2002 which may be of interest to investors include UTMD's

     1)   Current Ratio = 4.3
     2)   Days in Receivables (based on 3Q sales activity) = 43.5
     3)   Average Inventory Turns (based on 3Q CGS) = 3.6
     4)   Year-to-Date ROE = 36%

The 10-Q for the third quarter will be filed with the SEC by November 15, and will be available for direct access on the Internet for shareholders by linking through UTMD's website www.utahmed.com.

Utah Medical Products, Inc., with particular interest in healthcare for women and their babies, develops, manufactures, assembles and markets a broad range of disposable and reusable specialty medical devices designed for better health outcomes for patients and their care- providers.



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                           Utah Medical Products, Inc.

INCOME STATEMENTS (unaudited)
(in thousands except earnings per share)

Third Quarter ended September 30
                                    Percent Change       3Q 2002        3Q 2001
                                    --------------       -------        -------
Net Sales                                  +3.2%          $7,005         $6,791
Gross Profit                               +4.7%           4,079          3,896
Operating Income                          +15.9%           2,775          2,395
Income Before Tax                         +16.8%           2,888          2,472
Net Income                                +22.9%           1,883          1,532
Diluted Earnings Per Share                +23.1%            .358           .291
Shares Outstanding (diluted)                               5,261          5,268


Nine Months ended September 30
                                    Percent Change     9YTD 2002      9YTD 2001
                                    --------------     ---------      ---------
Net Sales                                  +1.8%         $20,510        $20,152
Gross Profit                               +2.0%          11,812         11,581
Operating Income                          +13.3%           7,898          6,970
Income Before Tax                         +17.0%           8,250          7,051
Net Income                                +22.2%           5,380          4,403
Diluted Earnings Per Share                +19.0%           1.009           .848
Shares Outstanding (diluted)                               5,331          5,193



BALANCE SHEETS
(in thousands)
                                                (unaudited)       (unaudited)           (audited)       (unaudited)
                                              SEP 30, 2002       JUN 30, 2002        DEC 31, 2001      SEP 30, 2001
                                              ------------       ------------        ------------      ------------
Assets
         Accounts Receivable, net                 $  3,390          $   3,458           $   3,585         $   3,832
         Inventories                                 3,098              3,351               3,248             3,331
         Other Current Assets/ Cash                  2,437              1,563               1,040               957
                                                     -----              -----               -----               ---
    Total Current Assets                             8,925              8,372               7,873             8,120
  Property and Equipment - net                       8,755              8,990               8,877             9,136
  Intangible Assets - net                            6,759              6,779               6,822             6,998
                                                     -----              -----               -----             -----
Total Assets                                      $ 24,439           $ 24,141            $ 23,572          $ 24,254

Liabilities and Stockholders' Equity
  Total Current Liabilities                      $   2,068          $   2,145           $   2,474         $   2,652
  Note Payable                                         -                  -                 2,501             4,400
  Deferred Income Taxes                                201                200                 390               386
  Stockholders' Equity                              22,170             21,796              18,207            16,816
                                                    ------             ------              ------            ------
Total Liabilities and Stockholders' Equity        $ 24,439           $ 24,141            $ 23,572          $ 24,254




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                                   SIGNATURES

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   Pursuant to the requirements of the Securities Exchanges Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                UTAH MEDICAL PRODUCTS, INC.
                                                ---------------------------
                                                REGISTRANT





Date: October 15, 2002                          By: /s/  Kevin L. Cornwell
      ----------------                             -----------------------------
                                                   Kevin L. Cornwell
                                                   CEO